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                                                                    Exhibit 99.6



                                                  June 5, 1996



New England Variable Life Insurance Company
501 Boylston Street
Boston, Massachusetts 02116

     Re:  New England Variable Life Separate Account
          ------------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 for certain individual modified single premium variable life insurance policies issued through New England Variable Life Separate Account of New England Variable Life Insurance Company (File No. 33-65263). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     SUTHERLAND, ASBILL & BRENNAN


                                     By:  /s/ Stephen E. Roth
                                          -------------------------
                                              Stephen E. Roth